Exhibit 99.1

Corsair Reports Strong Profit Growth for First Quarter 2026

Record First Quarter Gross Margin of 32.7%

$23.4 Million YoY increase in Net Income

58% YoY Increase in Adjusted EBITDA to $35.8 Million, Above Guidance

$0.11 / $0.27 GAAP / Non-GAAP EPS, Above Guidance

MILPITAS, CA, May 7, 2026 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, gaming PC builders, and sim racing enthusiasts, today announced financial results for the first quarter 2026, and guidance for the second quarter 2026.

First Quarter 2026 Select Financial Highlights (compared to first quarter 2025 unless otherwise stated)

•
Gross profit increased 13% YoY to $116.0 million, with growth driven by both segments, despite tariff-related headwinds in Gamer and Creator Peripherals.
•
Gross margin expanded 500 basis points YoY to 32.7%, reflecting continued shift toward higher-margin products and disciplined cost management.
•
Net income increased $23.4 million YoY.
•
Adjusted EBITDA increased 58% YoY to $35.8 million, above the high end of guidance, representing our second consecutive quarter of double-digit adjusted EBITDA margin.
•
GAAP diluted earnings per share increased 210% YoY to $0.11, while non-GAAP diluted earnings per share increased 145% YoY to $0.27.
•
Revenue of $354.5 million, above the midpoint of our guided range, reflecting strong growth in Gamer and Creator Peripherals, partially offset by softer demand in Gaming Components and Systems driven by ongoing semiconductor supply constraints and elevated pricing.
•
Cash and restricted cash increased sequentially by $20.9 million to $119.7 million, providing flexibility for continued investment and capital returns.
•
Approximately $5 million repurchased under our $50 million share repurchase program.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Business Segment Highlights:

Gamer and Creator Peripherals Segment

Revenue grew 10% year over year to $123.3 million, with strong demand across gaming peripherals, streaming components, and Sim Racing solutions. Growth reflects market share gains, successful new product introductions, and continued ecosystem expansion.

Gross profit increased 8% year over year to $50.3 million, despite tariff-related headwinds, with the segment continuing to benefit from a favorable shift toward higher-margin categories.

Elgato continued to build momentum across both hardware and software. The Elgato Marketplace delivered double-digit sequential growth in new accounts and digital products, driven by increasing engagement from creators and developers. The rise of AI-assisted development has meaningfully lowered the barrier to building and distributing tools within the Stream Deck ecosystem, accelerating platform adoption and reinforcing Elgato Marketplace as the hub for content creation.

During the quarter, we launched Wave Next, the most ambitious evolution of our Elgato audio platform to date. Wave Next unifies fragmented audio workflows into a single, scalable ecosystem, integrating professional-grade software, purpose-built hardware with the new Wave FX engine, onboard digital signal processing for reduced latency, and intuitive tactile control. This integrated approach simplifies the creator’s experience while delivering meaningfully higher performance and extensibility.

Sim Racing also had a strong quarter with double digit year over year revenue growth supported by community engagement, channel expansion, and continued product innovation across the Fanatec portfolio. We recently signed a strategic partnership with Formula 1®, naming Fanatec as both a licensed partner of the F1® brand and F1® Esports Official Partner. This helps to open doors, in terms of product authenticity, brand reach, and community engagement, that we intend to capitalize on. Combined with continued channel expansion and product innovation across the Fanatec portfolio, Sim Racing is a category where we see sustained momentum ahead.

Gaming Components and Systems Segment

Revenue declined 10% year over year to $231.2 million, reflecting softer demand in the DIY PC market. Ongoing global semiconductor supply constraints have reduced component availability, while elevated pricing has weighed on consumer demand, both dynamics we expect to persist through the near term.

Despite the revenue decline, the segment delivered meaningful margin expansion, with gross margin improving year over year to 28.4% from 21.7%, an increase of 670 basis points. Gross profit grew 18% year over year to $65.7 million, reflecting disciplined operational execution and a favorable product mix.

Within the segment, memory revenue grew 6% year over year, supported by prior inventory investments, strong supply chain execution, and sequential market share gains in North America.

Within the pre-build PC segment, we are seeing early demand begin to ramp for AI-focused workstations, particularly among prosumer and SMB customers requiring high-performance, locally run AI compute. This represents an estimated $22 billion global annual market opportunity that continues to grow and aligns directly with Corsair’s and ORIGIN PC’s strengths in custom, high-performance desktop solutions roadmap. We are encouraged by these early signals and believe this category will become an increasingly meaningful contributor as adoption continues to mature.

Management Commentary:

Thi La, Chief Executive Officer of Corsair, stated, “We delivered a strong start to 2026, with record first quarter gross margin and adjusted EBITDA and EPS well above the high end of our guidance. The profit story this quarter reflects the quality of our business transformation, our continued shift toward higher-margin products, ecosystem growth with our Stream Deck technology expanding to more product lines, and the operational discipline our teams have demonstrated across both segments.

In Gamer and Creator Peripherals, we believe the flywheel is accelerating, as AI-assisted development is bringing a new generation of creators and builders into our Stream Deck ecosystem, expanding our platform reach in exciting ways that weren’t possible even two years ago. Wave Next is our most ambitious hardware-software integration to date, and we believe it sets the stage for the next chapter of Elgato’s audio platform growth.

In Gaming Components and Systems, we are navigating an industry-wide constrained supply environment with discipline. The significant margin expansion this quarter reflects that discipline. And while near-term demand headwinds in DIY components are real, we are encouraged by the early traction in our AI workstations and remain confident in the long-term trajectory of that segment.”

Gordon Mattingly, Chief Financial Officer of Corsair, stated, “Our first quarter results demonstrate the progress we have made in building a more profitable, more resilient business. We delivered a record first quarter gross margin of 32.7%, net income growth of $23.4 million, adjusted EBITDA significantly above expectations, and generated nearly $21 million in cash, enabling us to reduce net debt to near zero and return $5 million to shareholders through buybacks, all in the same quarter.

Looking ahead, we remain focused on disciplined cost and working capital management, and we are well-positioned to deploy our increased financial flexibility efficiently across the business as the year progresses.”

Second Quarter and Full Year 2026 Financial Outlook:

For the second quarter of 2026, we expect:

•
Net revenue to be in the range of $295 million to $320 million.
•
Adjusted EBITDA to be in the range of $12.5 million to $15.5 million.
•
Non-GAAP EPS to be in the range of 5 to 7 cents.

We expect revenue to be down by about 4% year-over-year at the assumed midpoint of our guided range, with expected low-teens year-over-year growth in our Gamer and Creator Peripherals segment, offset by a more cautious outlook for our Gaming Components and Systems segment, driven by the ongoing global semiconductor shortages. Adjusted EBITDA is expected to grow more than 70% year-over-year at the assumed midpoint of our guided range, as we continue to focus on margin expansion and operating expense management. The sequential decline in our revenue from Q1 reflects the normal seasonal pattern of our business.

Our full-year guidance remains unchanged.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the first quarter of 2026 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-844-676-2245 (USA) or 1-412-634-6652 (International) with conference ID 10207948. A replay will be available approximately 3 hours after the live call ends on Corsair’s Investor Relations website, or through May 14, 2026 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 10207948.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Fanatec brand, the leading end-to-end premium sim racing product line; Elgato brand, which provides premium studio equipment and accessories for content creators; SCUF Gaming brand, which builds custom-designed controllers for competitive gamers; Drop, the leading community-driven mechanical keyboard brand; and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward-Looking Statements

This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s financial outlook for the second quarter 2026 and the full year 2026; potential future growth in certain product categories; future headwinds and tailwinds that may impact the Company’s sales and results of operations including semiconductor supply constraints and demand for AI-focused workstations; and the potential growth and the long-term trajectory of our segments. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s limited operating history, which makes it difficult to forecast the Company’s future results of operations; current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; changes in trade regulations, policies, and agreements and the imposition of tariffs that affect our products or operations, including potential new tariffs that may be imposed on U.S. imports and our ability to mitigate; the Company’s ability to build and maintain the strength of the Company’s brand among gaming, streaming and content creator enthusiasts and ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at the Company or third-parties’ manufacturing and distribution facilities; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2026 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value and the bargain purchase gain on business acquisition, as well as the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the bargain purchase gain on business acquisition, depreciation, interest expense, net, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: David Pasquale ir@corsair.com 914-337-8801	Media Contact: media@corsair.com 510-657-8747

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025

Net revenue	$354,512	$369,750
Cost of revenue	238,483	267,388
Gross profit	116,029	102,362
Operating expenses:
Sales, general and administrative	84,988	86,992
Product development	17,245	17,633
Total operating expenses	102,233	104,625
Operating income (loss)	13,796	(2,263)
Other (expense) income:
Interest expense	(1,691)	(2,676)
Interest income	421	630
Other (expense) income, net	374	(3,947)
Total other expense, net	(896)	(5,993)
Income (loss) before income taxes	12,900	(8,256)
Income tax benefit (expense)	157	(2,061)
Net income (loss)	13,057	(10,317)
Less: Net income attributable to noncontrolling interest	273	142
Net income (loss) attributable to Corsair Gaming, Inc.	$12,784	$(10,459)

Calculation of net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Net income (loss) attributable to Corsair Gaming, Inc.	$12,784	$(10,459)
Change in redemption value of redeemable noncontrolling interest	(920)	392
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$11,864	$(10,067)

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$0.11	$(0.10)
Diluted	$0.11	$(0.10)
Weighted-average common shares outstanding:
Basic	106,867	105,240
Diluted	107,774	105,240

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2026	2025

Net revenue:
Gamer and Creator Peripherals	$123,310	$111,973
Gaming Components and Systems	231,202	257,777
Total Net revenue	$354,512	$369,750

Gross Profit:
Gamer and Creator Peripherals	$50,290	$46,414
Gaming Components and Systems	65,739	55,948
Total Gross Profit	$116,029	$102,362

Gross Margin:
Gamer and Creator Peripherals	40.8%	41.5%
Gaming Components and Systems	28.4%	21.7%
Total Gross Margin	32.7%	27.7%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and restricted cash	$119,497	$98,583
Accounts receivable, net	178,375	233,900
Inventories	273,466	303,336
Prepaid expenses and other current assets	28,021	29,639
Total current assets	599,359	665,458
Restricted cash, noncurrent	251	250
Property and equipment, net	31,165	31,514
Goodwill	357,399	357,765
Intangible assets, net	115,269	125,210
Other assets	73,897	73,587
Total assets	$1,177,340	$1,253,784
Liabilities
Current liabilities:
Debt maturing within one year, net	$6,121	$6,120
Accounts payable	157,628	212,547
Other liabilities and accrued expenses	180,348	212,275
Total current liabilities	344,097	430,942
Long-term debt, net	113,691	115,222
Deferred tax liabilities	4,977	6,071
Other liabilities, noncurrent	53,766	55,795
Total liabilities	516,531	608,030
Temporary equity
Redeemable noncontrolling interest	13,167	12,197
Stockholders' equity
Common stock and additional paid-in capital	708,529	705,372
Accumulated deficit	(59,366)	(71,230)
Accumulated other comprehensive loss	(1,521)	(585)
Total stockholders' equity	647,642	633,557
Total liabilities, temporary equity and stockholders' equity	$1,177,340	$1,253,784

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025

Cash flows from operating activities:
Net income (loss)	$13,057	$(10,317)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	6,694	9,322
Depreciation	3,551	3,373
Amortization	9,806	9,782
Reversal of bargain purchase gain on business acquisition	—	2,581
Deferred income taxes, net of valuation allowance	(2,769)	(1,016)
Other	737	3,031
Changes in operating assets and liabilities:
Accounts receivable	54,214	201
Inventories	30,180	(22,237)
Prepaid expenses and other assets	1,024	2,247
Accounts payable	(54,583)	34,253
Other liabilities and accrued expenses	(32,183)	(12,470)
Net cash provided by operating activities	29,728	18,750
Cash flows from investing activities:
Purchase of property and equipment	(3,669)	(3,072)
Net cash used in investing activities	(3,669)	(3,072)
Cash flows from financing activities:
Repayment of debt	(1,563)	(25,000)
Repurchases of common stock	(5,011)	—
Proceeds from issuance of shares through employee equity incentive plans	2,055	3,440
Payment of taxes related to net share settlement of equity awards	(630)	(390)
Dividend paid to noncontrolling interest	(175)	(304)
Net cash used in financing activities	(5,324)	(22,254)
Effect of exchange rate changes on cash	180	(526)
Net increase (decrease) in cash and restricted cash	20,915	(7,102)
Cash and restricted cash at the beginning of the period	98,833	109,631
Cash and restricted cash at the end of the period	$119,748	$102,529

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2026	2025

Operating income (loss) - GAAP	$13,796	$(2,263)
Amortization	9,806	9,782
Stock-based compensation	6,694	9,322
Restructuring and other charges	1,580	1,095
Acquisition and related integration costs	—	2,185
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	515
Adjusted Operating Income - Non-GAAP	$31,876	$20,636

As a % of net revenue - GAAP	3.9%	-0.6%
As a % of net revenue - Non-GAAP	9.0%	5.6%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc. (1)	$11,864	$(10,067)
Less: Change in redemption value of redeemable noncontrolling interest	(920)	392
Net income (loss) attributable to Corsair Gaming, Inc.	12,784	(10,459)
Add: Net income attributable to noncontrolling interest	273	142
Net income (loss) - GAAP	13,057	(10,317)
Adjustments:
Amortization	9,806	9,782
Stock-based compensation	6,694	9,322
Restructuring and other charges	1,580	1,095
Acquisition and related integration costs	—	2,185
Reversal of bargain purchase gain on business acquisition	—	2,581
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	515
Non-GAAP income tax adjustment	(1,983)	(2,844)
Adjusted net income - Non-GAAP	$29,154	$12,319

Diluted net income (loss) per share:
GAAP	$0.11	$(0.10)
Adjusted, Non-GAAP	$0.27	$0.11

Weighted-average common shares outstanding - Diluted:
GAAP	107,774	105,240
Adjusted, Non-GAAP	107,774	107,367

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2026	2025
Net income (loss) - GAAP	$13,057	$(10,317)
Amortization	9,806	9,782
Stock-based compensation	6,694	9,322
Restructuring and other charges	1,580	1,095
Acquisition and related integration costs	—	2,185
Reversal of bargain purchase gain on business acquisition	—	2,581
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	515
Depreciation	3,551	3,373
Interest expense, net of interest income	1,270	2,046
Income tax (benefit) expense	(157)	2,061
Adjusted EBITDA - Non-GAAP	$35,801	$22,643

Adjusted EBITDA margin - Non-GAAP	10.1%	6.1%